SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 5, 2005

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2005, West Pharmaceutical Services, Inc (“West”) entered into a Share and Interest Purchase Agreement (the “Agreement”) among West, West Pharmaceutical Services of Delaware, Inc., Medimop Medical Projects, Ltd. (“Medimop”), Medimop USA LLC (“Medimop USA”) and Freddy Zinger (“Zinger”) to acquire 90% of the outstanding equity of Medimop and Medimop USA.  The Agreement also grants West an option to purchase, at fair value, the remaining 10% ownership of the two companies, which generally becomes exercisable four years after the closing date.

Under the terms of the Agreement, West will pay an initial purchase price of $36,250,000, of which $33,125,000 will be paid in cash and the balance in the form of shares of West’s common stock valued at fair market.  West will also pay up to an additional $1,840,000 of contingent cash consideration, depending on the achievement of sales goals over a five-year period.

Medimop, a privately owned company headquartered in Ra’anana, Israel, is a leading developer of disposable medical devices for the mixing, transfer, reconstitution and administration of injectable drugs.  As part of the transaction, Zinger, founder and President of Medimop, will enter into a four-year employment contract. In exchange for a payment of $3,750,000, Zinger also will agree to certain non-competition and non-solicitation covenants during his employment and for three years following employment termination.

The acquisition will be financed with proceeds from West’s recently expanded bank debt and from planned private-lender debt.

The Agreement is subject to customary closing conditions, which are expected to be satisfied within 60 days of the signing of the agreement.  The foregoing summary description of the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
99.1

Share and Interest Purchase Agreement dated July 5, 2005 among West Pharmaceutical Services, Inc., West Pharmaceutical Services of Delaware, Inc., Medimop Medical Projects, Ltd., Medimop USA LLC and Freddy Zinger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President and General Counsel
July 8, 2005

Exhibit Index

Exhibit No.

99.1

Share and Interest Purchase Agreement dated July 5, 2005 among West Pharmaceutical Services, Inc., West Pharmaceutical Services of Delaware, Inc., Medimop Medical Projects, Ltd., Medimop USA LLC and Freddy Zinger